Filed Pursuant to 424(b)(2)

Registration Statement on Form S-1

SEC File No. 333-150532

4,026,400 SHARES

COMMON STOCK

ENSIGN SERVICES, INC.

This is a resale prospectus for the resale of up to 4,026,400 shares of our common stock by the selling stockholders listed in this prospectus. Our largest three shareholders, Richard Barton, S. Craig Barton and Robert Rozner, who are not officers or directors, are registering an aggregate of 2,850,000 shares (or approximately 70.78% of the total shares being registered). We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders (excluding our sole officer and director) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our president will sell at a fixed price of $.01 per share until this offering is concluded.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2008.

PROSPECTUS SUMMARY

About Ensign Services, Inc.

Ensign Services, Inc. was incorporated in the State of Nevada on July 13, 2005 under the name “Ensign Medical, Inc.” by Dr. Richard Barton. We changed our name to “Ensign Services, Inc.” in December 2007. Our initial purpose was to market an electronic medical records software application called “Health-Chart” that had been under development for the preceding ten years. We were unsuccessful in obtaining the necessary financing to undertake the further development of the product and initiate the marketing efforts and discontinued our efforts in the initial plan in 2006.

In March 2007, Patricia G. Skarpa joined us, and we initiated a new business plan to provide administrative and office services in the Houston, Texas area. We commenced our initial revenue producing engagements in December 2007.  All arrangements are oral and not covered by written agreements. There are no assurances that we will complete the engagements successfully or that these engagements will be extended.

Ensign Services, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our executive offices are located at 914 Park Knoll Lane, Katy, TX 77450, and our telephone number is 281-398-1433. We may refer to ourselves in this document as “Ensign,” “we”, “us,” “our,” the “Company,” or the “Registrant.”

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of 40.26% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	4,026,400 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. While a market maker has filed a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”)   in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our president is deemed to be an underwriter and must offer her shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB until such time as this offering is concluded.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	September 30,2007	March 31, 2008
(unaudited)
Current assets	$ -	$ -

Current liabilities	$ 10,000	$ 13,000

Stockholders’ deficit	$ (10,000)	$ (13,000)

Income Data:
	Fiscal Year ended September 30,		Six Months ended March 31,
	2007	2006	2008	2007
			(unaudited)
Net revenues	$-	$-	$20,750	$-
Operating expenses	$10,000	$20,000	$23,750	$-
Net loss	$(10,000)	$(20,000)	$(3,000)	$-
Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$0.00
Weighted average number of shares outstanding – basic and diluted	10,000,000	9,490,410	10,000,000	10,000,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

Ensign has a very limited operating history and anticipates losses.

Ensign began generating operating revenue in December 2007. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made.  Ensign’s future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets. These risks include:

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competition from entities that are much more established and have greater financial and technical resources than do we;

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need  to develop corporate infrastructure;

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ability to access and obtain capital when required; and

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dependence upon key personnel.

Ensign cannot be certain that its business strategy will be successful or that it will ever be able to sustain revenue generating activities. Furthermore, Ensign believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future.

Ensign has no financial resources, and its auditors’ report includes an explanatory paragraph stating that there is substantial doubt about its ability to continue as a going concern.

Ensign has virtually no financial resources and an accumulated deficit of $41,000 at March 31, 2008. Our auditors included an explanatory paragraph in their opinion on Ensign’s financial statements as of September 30, 2007 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Ensign is and will continue to be completely dependent on the services of our president, Patricia G. Skarpa, the loss of whose services would likely cause our business operations to cease.

Ensign’s current business strategy is completely dependent upon the knowledge, reputation and business contacts of Patricia G. Skarpa, our president. If we were to lose the services of Ms. Skarpa, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our chief executive officer and sole employee, Patricia G. Skarpa, is entirely responsible for the execution of our business. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without Ms. Skarpa or an appropriate replacement(s). We intend to acquire “key–man” life insurance on the life of Ms. Skarpa naming us as the beneficiary when and if we obtain the resources to do so, and Ms. Skarpa remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.

We operate in a highly competitive industry with low barriers to entry, and we may be unable to compete successfully against existing or new competitors.

The staffing services market is highly competitive with limited barriers to entry. We compete with full-service and specialized temporary staffing companies, including several large national and international companies such as Kelly Services, Adecco S.A., and Manpower Inc. Most of our competitors have much greater financial and technical resources than do we. Our industry is very price competitive, particularly for the provision of office clerical and light industrial personnel. Competitors sometimes reduce their fees in order to attract clients. We expect that the level of competition will remain high, which could limit our ability to achieve profitability.

Fluctuations in general economic conditions significantly affect our business.

Demand for staffing services is significantly affected by the general level of economic activity and unemployment in the Houston area in which we operate. When economic activity increases, temporary employees are often added before full-time employees are hired. As economic activity slows, however, many companies reduce their use of temporary employees before terminating full-time employees. We may also experience more competitive pricing pressure during periods of economic downturn. Any significant economic downturn could have a material adverse effect on our business and reduce the likelihood that we will continue as a going concern.

Our success depends on our ability to maintain our professional reputation and name. If we are unable to do so, our business would be significantly and negatively impacted.

We depend on our overall reputation and name recognition to secure new engagements. We expect to obtain and are likely to continue obtaining many of our new engagements from existing clients or from referrals by those clients. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

We currently are likely to complete a limited number of engagements in a year. Our revenues and operating results will fluctuate significantly from quarter to quarter, which may cause our stock price, if one exists, to decline.

Our current limited sources of resources permit us to perform a limited number of engagements in any one financial reporting period. Performance of a small number of engagements in any one financial reporting quarter compared with the number of engagements performed in other surrounding periods will have a significant percentage impact on that quarter compared to the other quarters. As a result of these and other factors, we believe that period-to-period comparisons of our operating results will not be meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

Patricia G. Skarpa, our Chief Executive and Chief Financial Officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Patricia G. Skarpa has no meaningful financial reporting education or experience. She is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and which requires us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending September 30, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended September 30, 2009. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only one employee which is not a sufficient number of employees to segregate responsibilities. We may be unable to afford the cost of increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president/director.

We have only one director, who is our president and chairwoman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. We have authorized 74,000,000 shares, and as of April 28, 2008, 64,000,000 shares remain unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Ensign because the shares may be issued to parties or entities committed to supporting existing management.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation, as amended, authorize us to issue up to 1,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

There is currently no trading market for our common stock.

Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading, and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of Ensign and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

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the basis on which the broker or dealer made the suitability determination, and

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that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, if they trade at all, will be subject to such penny stock rules for the foreseeable future, and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

The ability of our president and majority shareholders to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our president and three other principal shareholders beneficially own 93.2% of our outstanding common stock. Because of this level of beneficial stock ownership, our president and three other principal shareholders will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president and three other principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president and three other principal shareholders. This level of control may also have an adverse impact on the market value of our shares because our president and three other principal stockholders may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our director is not an independent director, we do not currently have independent audit or compensation committees. As a result, our director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which are acting in concert with us or as a conduit of us. We are registering 4,026,400 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At April 28, 2008, we had 40 shareholders.

The Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

At inception, we issued 4,000,000 shares of our Common Stock to each of S. Craig Barton and Richard K. Barton in consideration for their efforts to incorporate us and establish our initial business plan.  We claim an exemption from  registration  afforded  by Section 4(2) of  the Securities Act of 1933 for the  above  issuances,  since  the  foregoing issuances did not involve a public offering,  the  recipients  took the shares for investment and not resale and we took  appropriate  measures  to  restrict  transfer.  No  underwriters or agents were  involved  in  the  foregoing  issuances  and  we  paid  no  underwriting discounts  or  commissions.

On January 2, 2006 we issued 2,000,000 shares of our Common Stock to Robert Rozner for $20,000.  We claim an exemption from  registration  afforded  by Section 4(2) of  the Securities Act of 1933 for the  above  issuance,  since  the  foregoing issuance did not involve a public offering,  the  recipient  took the shares for investment and not resale and we took  appropriate  measures  to  restrict  transfer.  No  underwriters or agents were  involved  in  the  foregoing  issuance  and  we  paid  no  underwriting discounts  or  commissions.

S. Craig Barton, Richard K. Barton and Robert Rozner are all accredited investors.

In March 2007 we sold 1,680,000 shares of our common stock at $.001 per share to 37 people, including 1,000,000 shares to Patricia Skarpa, our president, and 40,000 shares to the minor daughter of Patricia Skarpa. The total proceeds of the sale were $1,680. The shareholders include minor children whose shares were purchased by their parents and given to them. With the exception of such minor children, these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided. Each of these 37 shareholders who was not an accredited investor represented that he/she had such knowledge and experience (exclusive of the minor children heretofore referred to) in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description. All transactions were negotiated in face-to-face or telephone discussions between us and the individual purchaser, (exclusive of the aforesaid minor children), each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  We have made a determination that each of these investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with us. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.1 to our registration statement of which this prospectus is a part.

Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued, except for the shares issued to Richard Barton and S. Craig Barton.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

In March 2007, we repurchased and retired 1,680,000 shares of our common stock from S. Craig Barton for $1,680.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records. All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of April 28, 2008 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to Ensign or Affiliates

Skarpa, Patricia G.	1,000,000	500,000	500,000 5%	President and Chairman
Barton, Richard	4,000,000	950,000	3,050,000 30.5%	Business associate
Barton, S. Craig	2,320,000	950,000	1,370,000 13.7%	Business associate
Rozner, Robert	2,000,000	950,000	1,050,000 10.5%	Business associate
Ainsworth, Craig	10,000	9,900	100	Business associate
Ainsworth, Vickey	10,000	9,900	100	Business associate
Dustin Ainsworth	10,000	9,900	100	Business associate
Sheri Ainsworth	10,000	9,900	100	Business associate
Carlton, Marvin	10,000	9,900	100	Business associate
Carlton, Sharon	10,000	9,900	100	Business associate
Goolishian, Sarah	10,000	9,900	100	Shareholder only
Gothner, Emma	10,000	9,900	100	Shareholder only
Gothner, Katherine	10,000	9,900	100	Shareholder only
Graham, Alex	10,000	9,900	100	Business associate
Greeley, John P.	10,000	9,900	100	Business associate
Howland, Kyle	10,000	9,900	100	Business associate
Howland, Liza	10,000	9,900	100	Minor daughter of Kyle Howland
Howland, Sean	10,000	9,900	100	Minor son of Kyle Howland
Howland, Tess	10,000	9,900	100	Minor daughter of Kyle Howland
Hughes, Claire	10,000	9,900	100	Business associate
Hughes, Dennis	10,000	9,900	100	Business associate
Hughes, Mary Claire	10,000	9,900	100	Minor daughter of Dennis Hughes
Hughes, Patrick	10,000	9,900	100	Minor Son of Dennis Hughes
Laney, Lori	10,000	9,900	100	Business associate
Lawler, Mary	10,000	9,900	100	Business associate
Lawrence, Shawn	10,000	9,900	100	Business associate
Long, Alexandra	10,000	9,900	100	Minor daughter of Robert Long
Long, Elizabeth	10,000	9,900	100	Minor daughter of Robert Long
Long, Robert	10,000	9,900	100	Business associate
Long, Tracey	10,000	9,900	100	Business associate
McBride, Andrea	10,000	9,900	100	Business associate
McBride, Peter	10,000	9,900	100	Business associate
Molesworth, Nancy	10,000	9,900	100	Business associate
Santia, Carla	10,000	9,900	100	Business associate
Schneer, Stephen	10,000	9,900	100	Business associate
Skarpa, Hallie Beth	40,000	39,900	100	Daughter of Patricia G. Skarpa
Sliva, Fred	10,000	9,900	100	Business associate
Sundberg, Edward	10,000	9,900	100	Business associate
Tetreault, Paul	10,000	9,900	100	Business associate
Wolff, Gary B.	300,000	299,900	100	Counsel to Ensign
Total	10,000,000	4,026,400	6,073,600

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Patricia G. Skarpa, our chief executive officer, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Ms. Skarpa’s current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us.  She, nevertheless, is offering 50% of her shareholder interest (500,000 shares out of her total holdings of 1,000,000) in this offering (5% of all outstanding common shares).  As an officer/control person of Ensign, Ms. Skarpa may not avail herself of the provisions of Rule 144.

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our president, who is deemed to be an underwriter must offer her shares at the fixed price of $.01 per share even if our shares are quoted on the OTCBB until such time as this offering is concluded.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in March 2007. Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 37 stockholders excluding our founders.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has filed a Rule 211 application with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has filed an application with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no Ensign common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of Ensign common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 (once we are eligible therefore) would be an aggregate of 9,000,000 shares which may be sold by our 39 other shareholders (excluding our president who, as an underwriter, may not utilize Rule 144) each commencing on or about December 15, 2008 which represents 12 months after Ensign ceased being a development stage company. The shares were initially issued before the Company was a reporting company and while it was a development stage company.

Ensign has agreed to register 4,026,400 shares of the 10,000,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any Registration Rights Agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

September 30 2007 and 2006

We were incorporated on July 13, 2005 by Dr. Richard Barton. Our initial purpose was to market an electronic medical records software application called “Health-Chart” that had been under development for the preceding ten years. We were unsuccessful in obtaining the necessary financing to undertake further development of the product and initiate the marketing efforts and discontinued our efforts in the initial plan in 2006. In March 2007, Patricia G. Skarpa joined us, and we initiated a new business plan to provide administrative and office services in the Houston, Texas area. In December 2007, we entered into our first engagements. All arrangements are oral and not covered by written agreements. The initial engagements resulted in revenue of $20,750 through March 31, 2008. There are no assurances that we will complete any engagements successfully or that these engagements will be extended.

Our initial engagements were performed by Ms. Skarpa and required substantially all of her time through March 2008. These engagements involved the performance of secretarial and administrative work for a client that has a need for such services to meet increased work demands during that period. There is no commitment that these engagements will be extended.

Our overall business plan for the next nine to 12 months is for Ms. Skarpa to seek engagements using her business contacts. She will perform the work required on many, if not most, of these engagements. She will engage independent firms or contractors to assist her to perform the portion of the work that she does not perform. Thereafter, she will seek to locate independent contractors to perform an increasing portion of the engagements obtained. In those cases where independent contractors are used, our goal will be to realize at least a 15% to 20% gross margin.

We collected our fees on a weekly basis. The amount of the fees were based entirely on negotiation between the parties.

We cannot predict what our level of activity will be over the next 12 months because we do not know how many client engagements we will obtain. We will not incur any cash obligations that we cannot satisfy with known resources of which there are currently none except as described in this report. Our president will provide her services at no cost for several months, if necessary.

Six months ended March 31, 2008 and 2007

A summary of our operations follows for the six months ended March 31, 2008 and 2007 follows:

	2008	2007
Revenue	$20,750	$-
Expenses	(23,750)	-
Net Loss	$(3,000)	$-

We were a development stage company until late December 2007. In December 2007, we entered into our first engagements involving an unrelated party. All arrangements are oral and not covered by written agreements. The initial engagements resulted in revenue of $20,750 through March 31, 2008. There are no assurances that we will complete any engagements successfully or that current engagements will be extended.

The expenses consisted of direct costs of performing the engagements and professional fees.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

Ensign does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to cover current operations because we do not have a capital intensive business plan and can also use independent contractors to assist in many projects. We will use funding, if obtained, to cover the salary of our president and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with Ms. Skarpa. While no annual salary or length of employment has been determined to date, we anticipate providing an annual salary not to exceed $100,000 commencing after the successful completion of several engagements. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. The accrual will begin after we have generated revenue of at least $50,000.

We may seek private capital following the effectiveness of this registration statement. Such funding, which we anticipate would not exceed $100,000, will, if obtained, be used to pay salaries and for the production of marketing materials. However, we will conduct operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of our president or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances and which is unlikely in the foreseeable future, we will use shares to compensate employees/consultants wherever possible.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

We are subject to the reporting requirements of the Exchange Act of 1934 and will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs may range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensating independent contractors who provide services for us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

To meet commitments that become due more than 12 months in the future, we will have to obtain client engagements in sufficient number and at sufficient levels of profitability. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if the same financing can be obtained on terms deemed reasonable to management.

Recently Issued Accounting Pronouncements

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8889 on February 1, 2008. Commencing with our annual report for the fiscal year ended September 30, 2009, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

▪

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

▪

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

▪

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for Ensign’s financial statements issued in 2008; however, earlier application is encouraged. Ensign is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

On February 15, 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115 (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. We do not anticipate that the adoption of this statement will have a material effect on our financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending September 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s fiscal year ending September 30, 2009 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

The FASB, the Emerging Issues Task Force and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of September 30, 2007 that will become effective in subsequent periods; however, management of Ensign does not believe that any of those pronouncements would have significantly affected Ensign’ financial accounting measurements or disclosures had they been in effect during 2007, and it does not believe that any of those pronouncements will have a significant impact on Ensign’s financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

BUSINESS

Ensign Services, Inc. was incorporated in the State of Nevada on July 13, 2005 under the name “Ensign Medical, Inc.” by Dr. Richard Barton. We changed our name to “Ensign Services, Inc.” in December 2007. Our initial purpose was to market an electronic medical records software application called “Health-Chart” that had been under development for the preceding ten years. We were unsuccessful in obtaining the necessary financing to undertake the further development of the product and initiate the marketing efforts and discontinued our efforts in the initial plan in 2006.

In March 2007, Patricia G. Skarpa joined us, and we initiated a new business plan to provide administrative and office services in the Houston, Texas area. We commenced our initial revenue producing engagements in December 2007.  All arrangements are oral and not covered by written agreements. There are no assurances that we will complete the engagements successfully or that these engagements will be extended.

Operations

We provide administrative and office services to businesses and professional firms in the Houston, Texas area. Currently, Ms. Skarpa provides services herself or by subcontracting them to an independent, unaffiliated firm or individuals. The ultimate business plan is for Ms. Skarpa to engage independent contractors to provide services to clients that she obtains. Specifically, we will provide work in word processing and data entry and administrative support on an occasional or temporary basis.

Our staffing solutions are designed to help customers meet a variety of human resource needs in a flexible, efficient and cost-effective manner. We intend to offer our customers high standards of quality. Ms. Skarpa has devoted nearly 20 years to providing administrative services.  See “Directors, Executive Officers, Promoters and Control Persons” elsewhere in this prospectus. She is closely attuned to the administrative needs of professional firms and companies.

The first category of our initial targeted clients will be professional firms that:

•

Do not have a need for full-time administrative employees but do need administrative work performed.

•

Need to cover work normally done by employees who are on vacation or otherwise on leave of absence.

•

Have temporary work overloads.

The second category of our engagements will be designed to help make medical practice offices as paperless as possible.

Our first engagements fall into the first category listed above.

The advantages of using our services are:

•

Having the work performed by an experienced person.

•

Paying only for the specific amount of services needed.

•

Not having to provide employee benefits or other administrative costs associated with employees.

We will seek new business through the business contacts of Ms. Skarpa and word of mouth. We will use more extensive marketing and advertising procedures if and when our financial condition permits. Initially, we will compete for new business on the basis of price.

For the next 12 months, we will seek to collect our fees on a weekly or monthly basis depending on competitive factors relating to each engagement.

Competition

The staffing services market is highly competitive with limited barriers to entry. We compete with full-service and specialized temporary staffing companies, including several large national and international companies such as Kelly Services, Adecco S.A., and Manpower Inc. Most of our competitors have much greater financial and technical resources than do we. Our industry is very price competitive. In addition, competition also comes from individuals who offer services occasionally or offer temporary services to former employers or other contacts.

Competitors sometimes reduce their fees in order to attract clients. We expect that the level of competition will remain high, which could limit our ability to achieve profitability.

Price competition in the staffing industry is intense, particularly for the provision of office clerical and light industrial personnel. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability.

We currently seek engagements from contacts of Ms. Skarpa and on the basis of price. We cannot offer any assurances that our competitive strategy will be successful in the future.

Intellectual Property

We have no patents or trademarks.

Employees

As of April 28, 2008, we had one employee, Patricia G. Skarpa, who is currently available substantially on a full-time basis. Ms. Skarpa, who is not under contract, will devote the amount of time to us that is necessary to perform the engagements obtained and to seek new ones.

Property

We currently operate out of office space located at 914 Park Knoll Lane, Katy, TX 77450 provided to us by our president at no cost. Ms. Skarpa incurs no incremental costs as a result of our using the space which is in her home. Therefore, she does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

NAME	AGE	POSITION

Patricia G. Skarpa	46	President, Chief Financial Officer, Chief Accounting Officer, Secretary, and Director

Patricia G. Skarpa. Ms. Skarpa has served as President of the Company since March 2007. Prior to that, she was an executive/legal secretary at Deloitte & Touche (February 1983 through February 1991), Crady, Jewett & McCully, LLP (February 1991 through October 1993), and John M. Young, Attorney-at-Law (October 1993 through October 2005). Since October 2005, she has performed services on an independent contractor basis. She also has owned and managed Exclusive Building Services, an unincorporated commercial janitorial services company which is still in limited operation. All of these entities were located in the Houston, Texas area.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. No officer or director has any prior history with a blank check company.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer in that she may have other business interests in the future to which she devotes her attentions, and she may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through her exercise of such judgment as is consistent with her understanding of her fiduciary duties to us.

Currently we have only two officers and two directors (the same persons) and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Our directors’ term of office expires on September 30, 2008. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, our director receives no compensation for her role as director but may receive compensation for her role as officer.

If we have an even number of directors, tie votes on issues will be resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Ensign board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by Ensign for any expenses incurred in attending directors' meetings provided that Ensign has the resources to pay these fees.  Ensign will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Compensation Table

The following table shows, for the years ended September 30, 2007 and 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Patricia G. Skarpa	2007	$-	-	-	$
CEO	2006	$-	-	-	$

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at April 28, 2008.

PRINCIPAL SHAREHOLDERS

As of April 28, 2008, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 28, 2008; of all directors and executive officers of Ensign; and of our directors and officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
[1]Patricia G. Skarpa 914 Park Knoll Lane Katy, TX 77450	1,040,000	10.4%

[2]Richard K. Barton 914 Park Knoll Lane Katy, TX 77450	4,000,000	40%

[3] S. Craig Barton 914 Park Knoll Lane Katy, TX 77450	2,320,000	23.2%

Robert Rozner 914 Park Knoll Lane Katy, TX 77450	2,000,000	20%
All Officers and Directors as a group (1 individual)	1,040,000	10.4%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Ensign is Patricia G. Skarpa, our chief executive officer.

We currently operate out of office space located at 914 Park Knoll Lane, Katy, TX 77450 provided to us by our president at no cost, which serves as our address. Ms. Skarpa incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

________________________

1 Ms. Skarpa is President, Chief Financial Officer, Secretary and Director of the Company. Her shares include 40,000 shares held by Ms. Skarpa’s minor daughter, Hallie Beth Skarpa, in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her minor children.  Ms. Skarpa disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to her by operation of law.

2 Richard K. Barton and S. Craig Barton are brothers.

DESCRIPTION OF CAPITAL STOCK

Introduction

We are authorized by our Certificate of Incorporation to issue an aggregate of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001. As of April 28, 2008, 10,000,000 shares of Common Stock were issued and outstanding. There are no shares of preferred stock issued or outstanding.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

▪

the number of shares and the designation of the series;

▪

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

▪

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

▪

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

▪

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

▪

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at April 28, 2008 that are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Ensign, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders (excluding our president) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our president who is deemed to be an underwriter, must offer her shares at the fixed price even if our shares are quoted on the OTCBB until this offering is concluded. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (except for our president who is considered to be an underwriter) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a six month holding period if purchased from a reporting company or purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer.  The shares of our common stock covered by this registration statement will have met the 12 month holding period as of December 2008, which is 12 months after we ceased being a development stage company.

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of  1% of the securities of the class outstanding as shown by the most recent statement of the issuer;  (There is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees.

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000  the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

_____________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in Ensign to a broker-dealer as principal and the broker-dealer is acting as underwriter, Ensign will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement in December 2008 (except for our president who, as underwriter, may not utilize Rule 144).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Ensign who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to our president (Patricia G. Skarpa); or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).   As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.  The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

We filed a Registration Statement on Form 10 with the SEC on December 18, 2007 and became subject to Section 12(g) reporting requirements 60 days after filing.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Ensign shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Ensign with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Mr. Wolff is a Selling Shareholder.

EXPERTS

The financial statements of Ensign Services, Inc. as of September 30, 2007 and 2006 and for the years ended September 30, 2007 and 2006, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended March 31, 2008 and 2007 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of February 16, 2008 Ensign became subject to the informational requirements of the Securities Exchange Act of 1933, as amended by virtue of having filed a Registration Statement on Form 10 with the SEC on December 18, 2007.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Ensign Services, Inc.

914 Park Knoll Lane

Katy, TX 77450

ENSIGN SERVICES, INC.

INDEX TO FINANCIAL STATEMENTS

Contents

Page(s)

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheets at September 30, 2007 and 2006

F-3

Statements of Operations for the Fiscal Years Ended September 30, 2007 and 2006

F-4

Statement of Stockholders’ Deficit

F-5

Statements of Cash Flows for the Fiscal Years Ended September 30, 2007 and 2006

F-6

Notes to the Financial Statements

F-7

Unaudited Interim Financial Statements

F-10

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Ensign Services, Inc.

(A Development Stage Company)

Katy, TX

We have audited the accompanying balance sheets of Ensign Services, Inc., a development stage company, (the “Company”) as of September 30, 2007 and 2006, and the related statements of operations, stockholders' deficit, and cash flows for the fiscal years ended September 30, 2007 and 2006, and the period from July 13, 2005 (inception) through September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2007 and 2006 and the results of its operations and its cash flows for the fiscal years ended September 30, 2007 and 2006, and the period from July 13, 2005 (inception) through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no operations, a stockholders’ deficit and a deficit accumulated during the development stage, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

December 10, 2007

ENSIGN SERVICES, INC.

(A Development Stage Company)

BALANCE SHEETS

September 30, 2007 and 2006

ASSETS	2007	2006

CURRENT ASSETS:
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$10,000	$-

TOTAL LIABILITIES	10,000	-

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.001 par value; 74,000,000 shares authorized; 10,000,000 shares issued and outstanding in 2007 and 2006	10,000	10,000
Additional paid-in capital	18,000	18,000
Deficit accumulated during the development stage	(38,000)	(28,000)

TOTAL STOCKHOLDERS’ DEFICIT	(10,000)	-

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

 See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	Fiscal Year Ended September 30, 2007	Fiscal Year Ended September 30, 2006	For the Period from July 13, 2005 (Inception) through September 30, 2007

Revenue	$-	$-	$-
Expenses	(10,000)	(20,000)	(38,000)
Net Loss	$(10,000)	$(20,000)	$(38,000)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,000,000	9,490,410

See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Period from July 13, 2005 (Inception) through September 30, 2007

	Common Shares	Common Stock	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

Balance, October 1, 2005	8,000,000	$8,000	$-	$(8,000)	$-

Sale of 2,000,000 shares	2,000,000	2,000	18,000		20,000
Net loss	-	-	-	(20,000)	(20,000)

Balance, September 30, 2006	10,000,000	10,000	18,000	(28,000)	-

Sale of 1,680,000 shares	1,680,000	1,680	-	-	1,680
Repurchase and retirement of 1,680,000 shares	(1,680,000)	(1,680)	-	-	(1,680)
Net loss	-	-	-	(10,000)	(10,000)

Balance, September 30,2007	10,000,000	$10,000	$18,000	$(38,000)	$(10,000)

See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

STATEMENTS OF CASH FLOWS

(A Development Stage Company)

	Fiscal Year Ended September 30, 2007	Fiscal Year Ended September 30, 2006	For the Period from July 13, 2005 (Inception) through September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,000)	$(20,000)	$(38,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Settlement of expenses by issuing shares	-	-	8,000
Increase in accrued expenses	10,000	-	10,000
Net cash used in operating activities	-	(20,000)	(20,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of shares	1,680	20,000	21,680
Purchase of shares	(1,680)	-	(1,680)
NET CHANGE IN CASH	-	-	-

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$-	$-	$-

See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 -

ORGANIZATION

Ensign Services, Inc. (the “Company”) was incorporated in the State of Nevada on July 13, 2005 under the name “Ensign Medical, Inc.” for the initial purpose of marketing an electronic medical records software application called “Health-Chart” that that had been under development for the preceding ten years. It was unsuccessful in obtaining the necessary financing to undertake further product development and the initial marketing efforts successfully and discontinued its efforts in the initial plan in 2006. In 2007, it initiated a new business plan to provide administrative and office services in the Houston, Texas area. It changed its name to “Ensign Services, Inc.” in December 2007.

The Company has not generated revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. It has entered into its first engagements which will generate approximately $25,000 in revenue through the end of March 2008 if completed as planned.  There are no assurances that the Company will complete the engagements successfully or that these engagements will be extended.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Year-end

The Company has elected a fiscal year ending on September 30.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Net Loss Per Common Share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share.  Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented.

Revenue Recognition

The Company will follow the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable after the work has been performed.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

There were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the two years ended September 30, 2007.

Recently Issued Accounting Standards

In June 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending September 30, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end and ; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB. Furthermore, in the following fiscal year, it is required to file the registered independent accounting firm’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the SEC staff issued Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB No. 108”). SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative factors are considered, is material. SAB No. 108 is effective in any report for an interim period of the first fiscal year ending after November 15, 2006 with early application of the guidance is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement ("SFAS No. 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, FASB issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No 87, 88, 106 and 132(R) (“SFAS No. 158”).  SFAS No. 158 requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in the statement of financial position and the recognition of changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 also requires the measurement of the funded status of a plan as of the date of the year-end statement of financial position. SFAS No. 158 is effective as of the end of the fiscal year ending after December 15, 2006 for an employer with publicly traded equity securities. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 -

GOING CONCERN

The Company is currently in the development stage. The Company intends to provide administrative and office services; however, the Company has not yet begun generating revenues as of September 30, 2007. Its activities as of September 30, 2007 have been organizational and developmental.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $38,000 at September 30, 2007, had a net loss and cash used in operations of $38,000 and $20,000 for the period from July 13, 2005 (inception) through September 30, 2007, respectively, and earned no revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. There are no assurances that the Company will complete the engagements successfully or that these engagements will be extended. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -

STOCKHOLDERS’ DEFICIT

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.  All shares have a par value of $.001. As of December 7, 2007, 10,000,000 shares of Common Stock are issued and outstanding. There are no shares of preferred stock issued or outstanding.

The Company sold 2,000,000 shares of Common Stock for $20,000 in January 2006.

In March 2007 the Company sold 1,680,000 shares of its common stock at $.001 per share to 37 people, including 1,000,000 shares to its current President and 40,000 shares to the minor daughter of its current President. The total proceeds of the sale were $1,680.

In March 2007, the Company repurchased and retired 1,680,000 shares of its common stock from S. Craig Barton for $1,680.

ENSIGN SERVICES, INC.

Balance Sheets

March 31, 2008 and September 30, 2007

ASSETS	March 31, 2008 (Unaudited)	September 30, 2007

CURRENT ASSETS:
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$13,000	$10,000

TOTAL LIABILITIES	13,000	10,000

STOCKHOLDERS’ DEFICIT:
Preferred stock, $.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.001 par value; 74,000,000 shares authorized; 10,000,000 shares issued and outstanding in 2008 and 2007	10,000	10,000
Additional paid-in capital	18,000	18,000
Deficit accumulated during the development stage	-	(38,000)
Accumulated deficit	(41,000)	-

TOTAL STOCKHOLDERS’ DEFICIT	(13,000)	(10,000)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

 See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

Statements of Operations

Six Months Ended March 31, 2008 and 2007

(Unaudited)

	2008	2007

Revenue	$20,750	$-
Expenses	(23,750)	-
Net Loss	$(3,000)	$-

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,000,000	10,000,000

See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

Statements of Cash Flows

Six Months Ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,000)	$-
Adjustments to reconcile net loss to net cash used in operating activities:

Increase in accrued expenses	3,000	-
Net cash used in operating activities	-	-

NET CHANGE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-

See accompanying notes to the financial statements.

ENSIGN SERVICES, INC.

Notes to Unaudited Financial Statements

March 31, 2008

(Unaudited)

NOTE 1

BASIS OF PRESENTATION

The accompanying interim financial statements for the six-month periods ended March 31, 2008 and 2007 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2

GOING CONCERN

The Company was in the development stage until late December 2007. The Company intends to provide administrative and office services; however, the Company had not begun generating revenues until late December 2007 when it began performing its initial engagement which continued through the three months ended March 31, 2008. All arrangements on the initial engagement, which is with an unrelated party, are oral and not covered by written agreements. It cannot predict the amount of additional revenue that will be generated from this engagement or the timing or likelihood of obtaining additional engagements. Its activities prior to then were organizational and developmental in nature.

As reflected in the accompanying financial statements, the Company had a deficit of $41,000 at March 31, 2008.

While the Company is attempting to expand operations and produce additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. There are no assurances that it will complete the engagements successfully or that these engagements will be extended or new engagements will be obtained.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until August 29, 2008 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

4,026,400 Shares

Ensign Services, Inc.

Common Stock

PROSPECTUS

May 21, 2008

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

4

RISK FACTORS

4

USE OF PROCEEDS

10

SELLING STOCKHOLDERS

10

DETERMINATION OF OFFERING PRICE

13

DIVIDEND POLICY

13

MARKET FOR SECURITIES

13

NOTE REGARDING FORWARD-LOOKING STATEMENTS

14

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

19

PRINCIPAL SHAREHOLDERS

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

20

DESCRIPTION OF CAPITAL STOCK

21

PLAN OF DISTRIBUTION

23

LEGAL MATTERS

27

EXPERTS

27

UNAUDITED INTERIM STATEMENTS

27

WHERE YOU CAN FIND MORE INFORMATION

27